Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Meihua International Medical Technologies Co., Ltd. (the “Company”) of our report dated April 25, 2025, relating to the consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended, appearing in the Company’s annual report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

February 24, 2026